UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                   FORM 8-K/A

                                 Current Report

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

         Date of Report (date of earliest event reported): June 14, 2000


                            VDC COMMUNICATIONS, INC.
                            ------------------------
             (Exact name of registrant as specified in its charter)


     Delaware                    001-14281                     061524454
------------------        -----------------------       ----------------------
 (State or other           (Commission File No.)           (IRS Employer
 jurisdiction of                                          Identification No.)
 incorporation)


                               75 Holly Hill Lane
                          Greenwich, Connecticut 06830
                          ----------------------------
                     (Address of principal executive office)

                                 (203) 869-5100
                                 --------------
              (Registrant's telephone number, including area code)

                                 Not Applicable
                                 --------------
         (Former name or former address, if changed since last report.)

General Explanation

         The purpose of this Report is to amend the registrant's Current Report on Form 8-K dated June 14, 2000 relative to the acquisition of Rare Telephony, Inc. This Report amends the information provided under Item 7(a) and 7(b).

Item 7.  Financial Statements and Exhibits

(a)      Financial statements of business acquired.

                  Rare Telephony, Inc.

                  Report of Independent Certified Public Accountants

                  Consolidated Balance Sheet as of June 30, 2000

                  Consolidated Statement of Operations for the year ended June 30, 2000

                  Consolidated Statement of Stockholders' Deficit for the year ended June 30, 2000

                  Consolidated Statement of Cash Flows for the year ended June 30, 2000

                  Notes to Consolidated Financial Statements

(b)      Pro forma financial information.

(c)      Exhibits (referenced to Item 601 of Regulation S-K).


      Exhibit
      Number                                                          Title
      ------                                                          -----

        2.1           Agreement and Plan of Merger dated May 25, 2000 by and among VDC  Communications,  Inc., Voice
                      & Data Communications (Latin America),  Inc., Rare Telephony,  Inc., and the holders of all of the outstanding common stock of Rare Telephony, Inc.

        2.2           Amendment to Agreement and Plan of Merger dated June 14, 2000

        2.3           Certificate  of  Merger  of Rare  Telephony,  Inc.  into  Voice & Data  Communications  (Latin
                      America), Inc.

        2.4           Articles of Merger of Rare Telephony,  Inc. into Voice & Data Communications  (Latin America),
                      Inc.

       10.37          Escrow  Agreement,  dated May 25, 2000, by and among VDC  Communications,  Inc.,  Voice & Data
                      Communications (Latin America),  Inc., the shareholders of Rare Telephony,  Inc., and Buchanan
                      Ingersoll Professional Corporation


       10.38          Form of Registration Rights Agreement

       10.39          Form of Executive Employment Agreement

       10.40          Form of Employment Agreement

       10.41          Independent Contractor Agreement,  dated May 25, 2000, by and among Peter J. Salzano and Voice
                      & Data Communications (Latin America), Inc.

       10.42          License  Agreement,  dated  June  14,  2000,  by and  between  Peter J.  Salzano  and Free dot
                      Calling.com, Inc.

       10.43          Network  Agreement,  dated May 25, 2000, by and among Network  Consulting  Group, Inc. and VDC
                      Communications, Inc.

       10.44          Funding  Agreement,  dated June 14, 2000,  by and between Voice & Data  Communications  (Latin
                      America), Inc. and VDC Communications, Inc.

       10.45          Promissory  Note,  dated June 23,  2000,  made by Rare  Telephony,  Inc.  in favor of Peter J.
                      Salzano


                                   SIGNATURES
                                   ----------

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: August 25, 2000                            VDC COMMUNICATIONS, INC.


                                                  By: /s/ Frederick A. Moran
                                                     ---------------------------
                                                      Frederick A. Moran
                                                      Chairman of the Board  and
                                                      Chief Executive Officer

Financial Statements Provided Under Item 7(a)

Report of Independent Certified Public Accountants

Board of Directors and Stockholders of
Rare Telephony, Inc. and subsidiaries
Newark, New Jersey

We have audited the accompanying consolidated balance sheet of Rare Telephony, Inc. and subsidiaries as of June 30, 2000 and the related consolidated statements of operations, stockholders' deficit, and cash flows for the period from July 1, 1999 (inception) to June 30, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Rare Telephony, Inc. at June 30, 2000, and the results of its operations and its cash flows for the period from July 1, 1999 (inception) to June 30, 2000 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered significant losses from operations and has a net capital deficiency. Furthermore, as discussed in Note 1, the Company was merged into a VDC Communications, Inc. ("VDC") subsidiary as of June 30, 2000. The acquisition by VDC does not eliminate this uncertainty. These matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                                            /s/ BDO Seidman, LLP
                                                            BDO Seidman, LLP

Valhalla, New York
August 18, 2000

RARE TELEPHONY, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET

                                                                                              June 30,
                                                                                                2000
                                                                                                ----

Assets
Current:

     Cash and cash equivalents                                                                     $     970
     Accounts receivable                                                                             119,331
                                                                                        ---------------------
          Total current assets                                                                       120,301

Property and equipment, less accumulated depreciation                                                744,664
Product development costs, net                                                                       265,108

Other assets                                                                                         130,381
                                                                                        ---------------------
          Total assets                                                                          $  1,260,454
                                                                                        =====================

Liabilities and Stockholders' Deficit
Current:
     Accounts payable and accrued expenses                                                       $   942,319
     Unearned revenue                                                                                463,585
     Related Party payable                                                                            29,514
     Related party note payable-current                                                               13,766
     Current portion of long term debt                                                                57,724
                                                                                        ---------------------
          Total current liabilities                                                                1,506,908

     Long-term debt                                                                                  137,843
     Related party note payable-long term                                                          1,186,234
                                                                                        ---------------------
          Total liabilities                                                                        2,830,985

Commitment and Contingencies

Stockholders' Deficit:
     Common stock, no par value, 25,000 shares
     authorized, issued and outstanding                                                                    -
     Additional paid-in capital                                                                    1,884,398
     Accumulated deficit                                                                         (3,454,929)
                                                                                        ---------------------
          Total stockholders' equity                                                             (1,570,531)
                                                                                        ---------------------
Total liabilities and stockholders' deficit                                                     $  1,260,454
                                                                                        =====================

See accompanying notes to consolidated financial statements.

RARE TELEPHONY, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF OPERATIONS

                                                          Period from July 1, 1999
                                                        (inception) to June 30, 2000
                                                        ----------------------------

Revenue                                                           $1,468,984

Operating expenses:
  Costs of services                                                2,642,639
  Selling, general and administrative expenses                     1,963,258
  Non-cash compensation expense                                      296,416
                                                           -----------------------
     Total operating expenses                                      4,902,313
                                                           -----------------------

Operating loss                                                    (3,433,329)

Other income (expense)                                               (21,600)
                                                           -----------------------

Net loss                                                        $ (3,454,929)
                                                           -----------------------

See accompanying notes to consolidated financial statements.

RARE TELEPHONY, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF STOCKHOLERS' DEFICIT


                                        Common Stock    Paid in Capital    Accumulated Deficit            Total
                                     ------------------------------------------------------------------------------------
Balance - July 1, 1999                     $      -          $     -               $       -                $      -
Capital contribution                              -        1,884,398                       -              $ 1,884,398
Net loss                                          -                -              (3,454,929)              (3,454,929)
                                     ------------------------------------------------------------------------------------
Balance - June 30, 2000                     $     -     $  1,884,398            $ (3,454,929)             $(1,570,531)
                                     ====================================================================================

See accompanying notes to consolidated financial statements.

RARE TELEPHONY, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF CASH FLOWS


                                                                 Period from July 1, 1999 (Inception)
                                                                         to June 30, 2000
                                                                         ----------------


Cash flows from operating activities:

     Net loss                                                            $(3,454,929)
 Adjustments to reconcile net loss to net cash
     provided by operating activities:
     Non-cash compensation expense                                           296,416
     Depreciation and amortization                                           203,442
Changes in operating assets and liabilities:

     Accounts receivable                                                    (119,331)
     Other assets                                                           (200,171)
     Accounts payable and accrued expenses                                   942,318
     Related party payable                                                    29,514
     Unearned revenue                                                        463,585
                                                                      ----------------
       Net cash used by operating activities                              (1,839,156)

Cash flows from investing activities:

     Fixed asset acquisitions                                                 (4,664)
     Product development costs                                              (307,868)
                                                                      ----------------
       Net cash flows used in investing activities                          (312,532)

Cash flows from financing activities:
       Borrowings under long term debt                                       200,000
       Repayments of long term debt                                           (4,433)
       Borrowings from related party                                       1,200,000
       Capital Contributions                                                 757,091
                                                                      ----------------
        Net cash flows provided by financing activities                    2,152,658
                                                                      ----------------
    Net increase in cash and cash equivalents                                    970
Cash and cash equivalents, beginning of period                                     -
                                                                      ----------------
Cash and cash equivalents, end of period                                     $   970
                                                                      ================

See accompanying notes to consolidated financial statements.

Supplemental schedule of noncash investing and financing activities:
Fixed assets contributed by stockholder                                    $ 830,891
Services constituting contributed capital                                  $ 296,416


Rare Telephony Inc., and Subsidiaries
Notes to consolidated financial statements

Summary of Significant Accounting Policies

(a)      Description of Business and Organization

Rare Telephony, Inc. (the "Company") was a privately held corporation through June 2000. The Company merged with and into a wholly-owned subsidiary of VDC Communications, Inc. ("VDC") on June 30, 2000. The Company commenced operations in July 1999. The Company operates through its wholly owned subsidiaries, Cash Back Rebates LD.com., a Delaware corporation and Free dot Calling.com, Inc, a Nevada corporation, which is not yet operational. The Company is a pre-paid long distance provider that obtains customers through telemarketing sales. In the future, through Free dot Calling.com, Inc., the Company anticipates offering its services over the Internet through a proprietary E-commerce platform.

(b)      Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All intercompany accounts and transactions have been eliminated.

(c)      Revenue Recognition

Revenues from retail long distance are recognized when services are provided. Customer prepayments are recorded as unearned revenue until earned.

(d)      Cost of Services

Cost of services include network costs that consist of access, transport, and termination costs. These costs also include telemarketing salaries, depreciation and overhead attributable to operations. Such costs are recognized when incurred in connection with the provision of telecommunications services.

(e)      Accounts Receivable

After confirming customer orders in writing, the Company waits seven days to deposit new customer prepayments. As such, the Company records the last seven days sales in a reporting period as accounts receivable.

(f)      Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all liquid investments with an original maturity of three months or less to be cash equivalents. The carrying amount reported in the accompanying balance sheet approximates fair market value.

(g)      Property and Equipment

Property and equipment are carried at cost. Replacements and betterments are capitalized. Repairs and maintenance are charged to operations. Depreciation and amortization of property and equipment are computed using the straight-line method over the following estimated useful lives:

operating equipment        5 years
leasehold improvements     life of lease
furniture and equipment    3-5 years

For income tax purposes, depreciation is computed using statutory recovery methods.

(h)      Product Development Costs

The Company capitalizes product development costs incurred for the production of computer software used in the billing process and other related product development costs. Capitalized costs consist of the direct labor involved from the point of technological feasibility until the product was generally available. The Company amortizes capitalized costs on a straight line basis over the estimated useful life of the asset, which is estimated to be three years. Capitalized product development costs were $307,868 less amortization of $42,760 at June 30, 2000.

(i)      Intangible Assets

Intangible assets consist of costs of obtaining telecommunications tariffs in various states throughout the United States. These assets are amortized on a straight-line basis over a period of 2 years. Intangible assets of $159,818 less accumulated amortization of $73,250 are included in other assets at June 30, 2000.

(j)      Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

(k)      Financial Instruments

The carrying amount of financial instruments including cash and cash equivalents, accounts receivable and accounts payable approximated fair value at June 30, 2000 because of the relatively short maturity of these financial instruments. Management estimates that the fair values of long term debt and related party long term debt approximate fair value at June 30, 2000 based on their terms and interest rates.

(l)      Impairment of Long-Lived Assets

The Company  periodically  reviews the values  assigned  to  long-lived  assets, including property and equipment and intangibles, to determine if any impairments are other than temporary. Management believes that the long-lived assets in the accompanying balance sheet are appropriately valued.

(m)      Concentration of Suppliers of Telecommunications Services

The Company purchased virtually all its long distance services from Qwest Communications, Inc.

2.       Going Concern

The Company's auditors have raised the issue that the Company may not be able to continue as a going concern as a result of the Company's lack of profits. The Company has used substantial amounts of working capital in its operations and has sustained significant operating losses. As of June 30, 2000, current liabilities exceeded current assets by approximately $1.4 million. Management's plan is for VDC to continue to fund the Company's operations as it has in the past. There can be no assurances that VDC will provide the working capital necessary to sustain operations. In view of these matters, continued operations of the Company is dependent upon VDC and/or the success of future operations to meet the Company's financing requirements.

3.       Related Party Transactions

On June 14, 2000, the Company entered into a loan agreement to pay $100,000 to Network Consulting Group ("Network") with interest at 8% per annum (the "Note"). The Note will be paid in monthly installments of $3,134 commencing on December 1, 2000 and continue thereafter on the first day of each successive month until November 1, 2003 when the entire outstanding principal balance and any unpaid interest is due.

During April through June 2000, VDC loaned the Company a total of $1,100,000 at 8% interest per annum. The loans are due on June 14, 2004.

Aggregate principal maturities on related party notes payable are as follows:

    Year ending June 30,
            2001                      $ 13,766
            2002                        31,908
            2003                        31,957
            2004                     1,122,369
                              -----------------
           Total                    $1,200,000

Network paid the Company $200,000 for consulting services during the year ended June 30, 2000. The consulting services are recorded as revenue in the statement of operations. The president of Network was, prior to the merger, a significant shareholder of the Company.

Shareholder Obligations

Included in property and equipment and additional paid in capital are assets contributed (at predecessor's cost) by a Company shareholder, prior to the merger, totaling approximately $681,000. The assets were financed via capital leases that are the obligations of the shareholder. The equipment serves as collateral for the capital lease obligations. The accumulated depreciation attributable to this equipment was $65,892 at June 30, 2000.

4.       Debt

In February 2000, an independent third party loaned the Company $200,000 at 15% per annum. The loan is due in monthly installments of $6,933.07 per month commencing in June 2000 with the final payment due May 2003.

Aggregate principal maturities on long term debt are as follows:


    Year ending June 30,
            2001                $    57,724
            2002                     67,003
            2003                     70,840
                              -----------------
           Total                 $  195,567

5.       Property and Equipment


Major classes of property and equipment consist of the following:

Operating equipment                                                                    $ 282,112
Office equipment                                                                         412,786
Furniture & fixtures                                                                     140,659
                                                                                    ------------
                                                                                         835,557
Accumulated depreciation-cost of services                                                 29,829
Accumulated depreciation-SG&A                                                             61,064
                                                                                   -------------
Property and equipment, net of accumulated depreciation                                $ 744,664


During the year ended June 30, 2000, the Company wrote off $17,436 attributable to the abandonment of leasehold improvements at its former location.

6.       Income Taxes

The Company accounts for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes," under which deferred assets and liabilities are provided on differences between financial reporting and taxable income using enacted tax rates. Deferred income tax expenses or credits are based on the changes in deferred income tax assets or liabilities from period to period.

Under SFAS No. 109, deferred tax assets may be recognized for temporary differences that will result in deductible amounts in future periods. A valuation allowance is recognized if, on the weight of available evidence, it is more likely than not that some portion or all of the deferred tax asset will not be realized.

The Company had deferred tax assets of approximately $1,358,000 at June 30, 2000. The deferred tax assets are primarily attributable to net operating losses ("NOLS") and are subject to annual limitations of approximately $190,000 due to the merger with the VDC subsidiary. A valuation allowance has been established for the entire amount of the deferred tax assets.

Deferred income taxes result primarily from the net operating loss carryforwards which expire through 2019.

Reconciliation of the Company's actual tax rate to the U.S. Federal Statutory rate for the year ended June 30, 2000 is as follows:

Income tax rates

-Statutory U.S. Federal rate                         (34%)
-State rate                                           (9%)
-Valuation allowance                                  43%
                                                      ---
Total                                                  -%

7.       Non-cash compensation

Various employees of the Company contributed services at below market rates to the Company during the year ended June 30, 2000. In exchange for those services, the employees received an ownership interest in the Company of approximately 16%. This ownership interest has been recorded as additional paid in capital with a corresponding charge to non-cash compensation expense. The value of these services was estimated based on the relative ownership interests of shareholders who contributed cash or equipment to those providing services.

8.       Commitments and Contingencies

Operating Leases


The Company leases equipment and office space under noncancellable operating leases. Future minimum lease payments are as follows:

                 Year ending June 30,
                         2001                                     $ 132,000
                         2002                                       110,000
                                                                    -------
                                                                  $ 242,000

Rent expense for the year ended June 30, 2000 was approximately $64,000.

            Pro Forma Financial Information Provided Under Item 7 (b)

Unaudited Pro Forma Consolidated Financial Statements

The following unaudited pro forma consolidated balance sheet reflects the effect of the acquisition of Rare Telephony, Inc. ("Rare") as of June 30, 2000. The unaudited pro forma consolidated statement of operations for the year ended June 30, 2000 combines historical statements of operations for VDC Communications, Inc. (the "Company") and the acquired company, Rare, as if the acquisition had occurred on July 1, 1999.

The detailed assumptions used to prepare the unaudited pro forma consolidated financial information are contained herein. The unaudited pro forma consolidated financial information reflects the use of the purchase method of accounting for the acquisition.

The unaudited pro forma financial information assumes the acquisition was consummated through the issuance of 1,551,020 shares of common stock of which 531,222 shares of common stock are subject to release based on certain Rare employees rendering post combination services and/or satisfying certain contractual criteria. The release of 531,222 shares of common stock, if and when it occurs, will be charged to compensation expense at the fair market value of the common stock on the date of release. Subject to certain additional terms and conditions set forth in the applicable escrow agreement, if certain Rare employees and a consultant are not terminated for cause, do not resign from employment or service and do not breach a material term of his employment or consulting contract, 180,616, 138,118, and 212,488 shares of common stock will be released on June 14, 2001, 2002, and 2003, respectively. 1,019,798 shares of common stock, valued at the June 14, 2000 closing market price of $1.5625 per share, were used to determine the purchase price. The purchase price also includes an investment banking fee of 81,633 shares of common stock at $1.5625 per share. The pro forma weighted average number of common shares outstanding assumes the shares issued in connection with the Rare acquisition were outstanding for the entire period.

The unaudited pro forma data are not necessarily indicative of the results of operations which would have actually been reported had the transaction been consummated at the date mentioned above or which may be reported in the future.

The unaudited pro forma data should be read in conjunction with the notes to the unaudited pro forma consolidated historical financial information.

VDC Communications, Inc. and Subsidiaries
Pro Forma Consolidated Balance Sheet


June 30, 2000
(Unaudited)


Assets
                                                                                       (a)
Current:                                                                         Pro-forma
                                                                                 ---------
     Cash and cash equivalents                                                 $   772,109
     Marketable securities                                                          51,212
     Accounts receivable, net of allowance for doubtful accounts                   935,217
                                                                               -----------
          Total current assets                                                   1,758,538

Property and equipment, less accumulated depreciation                            4,286,706
Product development costs                                                          265,108
Goodwill                                                                         3,291,517
Advances                                                                            70,000
Investment in MCC                                                                  140,000
Other assets                                                                       513,726
                                                                               -----------
          Total assets                                                       $  10,325,595

Liabilities and Stockholders' Equity

     Accounts payable and accrued expenses                                    $  3,739,120
     Unearned Revenue                                                              463,585
     Related party note payable-current                                             13,766
     Current portion of long term debt                                              57,724
     Current portion of capitalized lease obligations                              178,341
                                                                               -----------
          Total current liabilities                                              4,452,536

     Long-term portion of long term debt                                           137,843
     Related party note payable-long-term                                           86,234
     Long-term portion of capitalized lease obligations                            521,482
                                                                               -----------
          Total liabilities                                                      5,198,095

     Common stock                                                                    2,520
     Additional paid-in capital                                                 71,556,304
     Accumulated deficit                                                       (65,904,574)
     Treasury stock                                                               (164,175)
     Accumulated comprehensive income (loss)                                      (362,575)
                                                                               -----------
          Total stockholders' equity                                             5,127,500
                                                                               -----------
Total liabilities and stockholders' equity                                   $  10,325,595
                                                                               -----------


See notes to pro forma financial statements (unaudited)

(a) The pro forma consolidated balance sheet reflected above includes VDC Communications, Inc. and Rare Telephony, Inc. Rare Telephony merged with and into a wholly-owned VDC Communications, Inc. subsidiary on June 30, 2000. An audit is currently being performed on VDC Communications, Inc.'s financial statements and is expected to be completed shortly.

VDC Communications, Inc. and Subsidiaries
Pro Forma Consolidated Statement of Operations
(Unaudited)

                                                                                       Year ended June 30, 2000
                                                                      (a)
                                                                      VDC              Rare        Adjustments          Pro-forma
                                                                      ---              ----        -----------          ---------
                                                                 (unaudited)
Revenue                                                        $  8,528,693     $  1,468,984                 -        $  9,997,677

Operating Expenses:
Cost of services                                                  8,721,649        2,642,639                 -          11,364,288
Selling, general & administrative                                 2,482,457        1,963,258         1,097,172           5,542,887
Non-cash compensation expense                                             -          296,416           282,213             578,629
                                                                    -------          -------                               -------

Total operating expenses                                         11,204,106        4,902,313                  -         17,485,804

Operating income (loss)                                          (2,675,413)      (3,433,329)                           (7,488,127)

Loss on impairment                                               (2,260,000)               -                  -         (2,260,000)
Other income (expenses)                                            (311,018)         (21,600)                             (332,618)
                                                          -----------------------------------                     -----------------
Total other income (expense)                                     (2,571,018)         (21,600)                           (2,592,618)
                                                          -----------------------------------                     -----------------

Net income (loss)                                              $ (5,246,431)    $ (3,454,929)                         $(10,080,745)
                                                          -----------------------------------                     -----------------

Net loss per common share-basic and diluted                     $     (0.26)                                            $    (0.47)
                                                          -----------------------------------
                                                                                                                  -----------------
Weighted Average number of shares outstanding                    20,527,971                                             21,629,402
                                                          -----------------------------------                     -----------------

See notes to pro forma financial statements (unaudited)

(a) An audit is currently being performed on VDC Communications, Inc.'s financial statements and is expected to be completed shortly.

VDC Communications, Inc. and Subsidiaries

Notes to Pro-Forma Consolidated Financial Statements (Unaudited)

Note A - The pro-forma adjustments to the consolidated balance sheet are as follows:

         To reflect the acquisition of Rare. The components of the purchase price and its allocation of the purchase price on the basis of the fair values of the assets acquired and to the assets and liabilities of Rare are as follows:


(1)      Components of purchase price:

Purchase price                                           1,720,986
Fair value of net liabilities acquired                  (1,570,531)
                                                        -----------
Costs in excess of assets acquired                      $3,291,517



(2)      Elimination of intercompany accounts:

Rare:
Related party note payable                             $(1,100,000)
Related party payable                                      (29,514)
Accounts payable and accruals                               (8,900)
VDC:
Related party - note receivable                          1,100,000
Related party receivable                                    29,514
Other assets                                                 8,900
                                                     -------------
                                                 $          ------

(3)      Consolidating Balance Sheets of VDC and Rare at June 30, 2000

Assets
                                                                       VDC            Rare        Adjustments            Pro-forma
                                                                       ---            ----        -----------            ---------
     Cash and cash equivalents                                           771,139             970                            772,109
     Marketable securities                                                51,212                                             51,212
     Accounts receivable, net of allowance for doubtful accounts         815,886         119,331                            935,217
                                                                 --------------------------------                   ----------------
          Total current assets                                         1,638,237         120,301                          1,758,538

Property and equipment, less accumulated depreciation                  3,542,042         744,664                          4,286,706
Investment in affiliate                                                1,720,986                     (1,720,986)                  -
Goodwill                                                                                              3,291,517           3,291,517
Investment in MCC                                                        140,000                                            140,000
Other assets                                                             465,245         395,489         (8,900)            851,834
Related Party receivable                                                  29,514                        (29,514)                  -
Related Party - note receivable                                        1,100,000                     (1,100,000)                  -
                                                                 --------------------------------                   ----------------
          Total assets                                                 8,636,024       1,260,454                         10,328,595

Liabilities and Stockholders' Equity

     Accounts payable and accrued expenses                             2,805,701         942,319         (8,900)          3,739,120
     Unearned Revenue                                                                    463,585                            463,585


     Related party payable                                                                29,514        (29,514)                  -
     Related party note payable-current                                                   13,766                             13,766
     Current portion of long term debt                                                    57,724                             57,724
     Current portion of capitalized lease obligations                    178,341                                            178,341
                                                                 --------------------------------                   ----------------
          Total current liabilities                                    2,984,042       1,506,908                          4,452,536

     Long-term portion of long term debt                                                 137,843                            137,843
     Related party note payable-long-term                                              1,186,234     (1,100,000)             86,234
     Long-term portion of capitalized lease obligations                  521,482                                            521,482
                                                                 --------------------------------                   ----------------
          Total liabilities                                            3,505,524       2,830,985                          5,198,095

     Common stock                                                          2,520                                              2,520
     Additional paid-in capital                                       71,556,304       1,884,398     (1,884,398)         71,556,304
     Accumulated deficit                                             (65,904,574)     (3,454,929)     3,454,929         (65,904,574)
     Treasury stock                                                     (164,175)                                          (164,175)
     Accumulated comprehensive income (loss)                            (362,575)                                          (362,575)
                                                                 --------------------------------                   ----------------
          Total stockholders' equity                                   5,127,500      (1,570,531)                         5,127,500
                                                                 --------------------------------                   ----------------
Total liabilities and stockholders' equity                             8,633,024       1,260,454                         10,325,595


Note B - The pro-forma adjustments to the consolidated statement of operations are as follows:


(1)      Goodwill which is estimated to be amortized over three years

Amortization expense                                    $1,097,172
                                                        ----------


(2)      Non-cash compensation expense attributable to the  release  of  180,616 shares of common  stock valued at $1.5625 per share  released  after one year of post combination services.

Non-cash compensation expense                             $282,213
                                                          --------


(3)      Elimination of intercompany interest:

Rare:
Interest expense                            $      (8,900)

VDC:

Interest income                                      8,900
                                              ------------

                                              $       ----